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                                                                   EXHIBIT 10.29

March 27, 2000

                                                                [MICROSOFT LOGO]
Via Facsimile and Overnight Delivery


Mike Long
Chief Operating Officer
Healtheon-WebMD Corporation
4600 Patrick Henry Drive
Santa Clara, CA  95054

         Re:      Healtheon/WebMD acquisition of Medical Manager Corp. and
CareInsite, Inc.: letter agreement dated as of May 19, 1999 among Microsoft Corporation, Healtheon Corporation and WebMD, Inc. (the "Letter Agreement").

Dear Mike:

         This letter, when signed by Healtheon/WebMD below, will constitute confirmation that Microsoft has rescinded its prior communications under Section
7.2.1 of the Letter Agreement.

         Section 7.2.1 of the Letter Agreement sets out a process for dealing with an acquisition by Healtheon/WebMD of a line of business application in a "Core Category." That section allows Microsoft 15 days (the "First 15 Day Period") from notice of a proposed acquisition to notify Healtheon/WebMD of Microsoft's determination that Healtheon/WebMD's ownership of such line of business application is contrary to the parties' goals and intent. The parties are then allowed 45 days (the "45 Day Period") from such notice by Microsoft to work together to reach consensus on a resolution. If the parties fail to reach consensus by the end of the 45 Day Period, Microsoft has the right for 15 days following the end of the 45 Day Period (the "Second 15 Day Period") to terminate the Letter Agreement and the "WebMD Agreement" (as defined in the Letter Agreement). Microsoft and Healtheon/WebMD agree to modify the above referenced time periods, solely as they apply to Healtheon/WebMD's proposed acquisition of Medical Manager and CareInsite. The First 15 Day Period will begin on the closing of Healtheon/WebMD's acquisition of Medical Manager. The 45 Day Period will begin on the day following the last day of the First 15 Day Period. If the parties fail to reach consensus during the 45 Day Period, the Second 15 Day Period will begin on the day following the last day of the 45 Day Period.

         By signing this letter below, Healtheon/WebMD confirms its commitment to working with Microsoft to achieve the goals and objectives of our existing agreements, including Sections 11.1, 11.2, and 11.3.

         We hope the acquisition of Medical Manager proceeds promptly and quickly. We look forward to working with Healtheon/WebMD to implement the objectives of the Letter Agreement.

                                       Sincerely,

                                       /s/
                                       ----------------------------------------
                                       Davide Vigano
                                       Director, Services Markets
                                       Microsoft Corporation

Cc: Mike Heekin, Executive VP Strategic Relations, Healtheon - WebMD Charles Stevens, Michael Leitner, Mandy Rutledge, Mark Bolender, Microsoft.

Microsoft Corporation is an equal opportunity employer.



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AGREED:

Healtheon/WebMD Corporation

/s/
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